                               EXHIBIT 1.A.(10)
                              -------------------
                              FORM OF APPLICATION
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
APPLICATION FOR                         Application to:
VARIABLE LIFE                     PFL LIFE INSURANCE COMPANY
INSURANCE CONTRACT     4333 Edgewood Road NE . Cedar Rapids, Iowa 52499

                                                      APPLICATION INFORMATION
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
SECTION A          First               Middle         Last           [ ]  Male         DATE OF BIRTH         AGE       BIRTH STATE
PROPOSED INSURED                                                     [ ] Female

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                   Drivers License Number & State            Social Security                   Proposed Insured:____________________
                                                             Number:                             Owner (if different):
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RESIDENCE          Number          Street or Route           City                                  Zip       Telephone Number
ADDRESS                                                      State                                           Home:
                                                                                                             Work:
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OCCUPATION         Exact Duties                              Employer's Name and Address
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
                                                          POLICY INFORMATION
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
PREMIUM AMOUNT(S)                          ALLOCATION OF PREMIUM PAYMENTS (MUST BE A WHOLE NUMBER)
                                SUB-ACCOUNT                   ALLOCATION           SUB-ACCOUNT            ALLOCATION
                        ---------------------------------------------------------------------------------------------
                        Managed Asset Allocation             ________ .0%         Growth Portfolio        ________ .0%
                        Money Market                         ________ .0%         Global Growth           ________ .0%
                        Small Cap                            ________ .0%         Fixed Account           ________ .0%
                        Equity                               ________ .0%         Other                   ________ .0%
                        U.S. Government Securities Port.     ________ .0%         TOTAL                   100_____ .0%
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
BILL FOR FUTURE PAYMENTS?                 [ ] No       [ ] Yes                  [ ] Annual       [ ] Quarterly
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SPECIFIED AMOUNT
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

                                                 MEDICAL/NON-MEDICAL INFORMATION
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
1.      Name of Beneficiary__________________________________________       Relationship_______________________________
2.      Have you ever been postponed or refused Life Insurance? ____________________________________________   [ ] Yes    [ ] No
3.      Is the Insurance applied for intended to replace or change any insurance or annuities in this
        or any other Company? ______________________________________________________________________________   [ ] Yes    [ ] No
3.a     Give Company name and Policy Number ________________________________________________________________   [ ] Yes    [ ] No
4.      Do you have AIDS or AIDS Related Complex (ARC), or had a test result indicating exposure to the
        AIDS virus within the last ten years? ______________________________________________________________   [ ] Yes    [ ] No
5.      Have you ever had or been treated for heart disease, high blood pressure, cancer, diabetes, mental or nervous disorder, epilepsy, respiratory disorder, disorder of kidneys, liver or digestive
        system?_____________________________________________________________________________________________   [ ] Yes    [ ] No
6.      Do you know of any other impairment now existing in your health or physical condition? _____________   [ ] Yes    [ ] No
7.      Have you been examined or treated by a doctor during the past three years? _________________________   [ ] Yes    [ ] No
8.      Height                             Weight
              ______________________________     _________________________________
9.      Have you ever been treated or counseled for alcoholism, used marijuana, LSD, or heroin? ____________   [ ] Yes    [ ] No
10.     Are you a Pilot or Student Pilot? __________________ How many solo hours flown? ____________________   [ ] Yes    [ ] No
11.     Have you smoked cigarettes within the last 12 months? ______________________________________________   [ ] Yes    [ ] No

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EXPLAIN FULLY ANY "YES" ANSWERS ON THE REVERSE SIDE OF THIS FORM. INCLUDE
DIAGNOSIS, DATE, AND DOCTORS NAME AND ADDRESS.
IF FAMILY COVERAGE IS DESIRED, PLEASE RECORD THE FAMILY INFORMATION ON THE REVERSE SIDE OF THIS FORM.
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Under penalties of perjury, I hereby certify (1) that the Social Security  or
Taxpayer I.D. number listed above on this application is correct and (2) that I am currently not subject to backup withholding. [Cross out (2) if not correct.]

I agree that: (1) If the receipt is issued in return for the full first premium , the Company's liability will be as set forth in such receipt. If the receipt has not been issued, the Company shall incur liability under this application only when a policy has been delivered and the full first premium specified in the policy has been paid during the lifetime and continued insurability of the Persons to be insured. (2) No modification may be made to the policy or no right of PFL Life Insurance Company waived unless agreed to in writing and signed by: A. The President; B. The Vice President; or C. The Secretary of the Company. (3) If the applicant is other than the Proposed insured, he or she will be the owner unless otherwise requested. The Proposed Insured (parent or guardian if a minor) acknowledges receipt of the MIB Disclosure Notice and the Fair Credit Reporting Pre-Notice.
--------------------------------------------------------------------------------
I represent that I have read and understand all the statements and answers herein; that they are complete and true to the best of my knowledge and belief, and are correctly recorded whether written in my own hand or not. I fully understand and agree that if any material information is omitted from the application, it could provide the basis for the Company to refuse coverage and to refund all my premium as though my coverage had never been in force. I agree that this application and any policy or policies issued based on this application shall constitute the entire contract of insurance. Acceptance of the policy by me is acknowledgment and ratification of any corrections made in application; except, that no change in amount of insurance, age at issue, classification, kinds of insurance or benefits will be made unless agreed in writing by the applicant.
--------------------------------------------------------------------------------
TELEPHONE TRANSFER/REALLOCATION AUTHORIZATION:
By checking one of the following boxes, I authorize the Company to accept telephone transfers/reallocation instructions from:
[ ] Only Myself   [ ] Myself and My Account Executive
                        Acct. Rep. Name ____________________________________

To change the allocation of any purchase payment and/or to transfer funds among my investment choices based on my telephone instructions and/or the telephone instructions of my account executive (if indicated above), I agree to the established conditions and requirements stated in the prospectus.

I am aware that telephone instructions will be recorded to protect me and the Company and will be put into effect only when proper identification is provided.


VL-APP 894    YOUR SIGNATURE IS REQUIRED ON THE BACK PAGE        TXS1692 894 CR

Complete if family coverage is desired.

                                               SECTION B
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1.  Full names of persons                      Relationship                         Date of             Height    Weight
    proposed for insurance:                   (son, daughter           Place of      Birth       Age
                                             stepchild, etc.)           Birth     Mo. Day Yr.           Ft. In.    Lbs.
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
Spouse
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Children
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
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
2.      Have you ever been postponed or refused Life Insurance? ____________________________________________   [ ] Yes    [ ] No
3.      Is the Insurance applied for intended to replace or change any insurance or annuities in this
        or any other Company? ______________________________________________________________________________   [ ] Yes    [ ] No
3.a     Give Company name and Policy Number ________________________________________________________________   [ ] Yes    [ ] No
4.      Do you have AIDS or AIDS Related Complex (ARC), or had a test result indicating exposure to the
        AIDS virus within the last ten years? ______________________________________________________________   [ ] Yes    [ ] No
5.      Have you ever had or been treated for heart disease, high blood pressure, cancer, diabetes, mental or nervous disorder, epilepsy, respiratory disorder, disorder of kidneys, liver or digestive
        system?_____________________________________________________________________________________________   [ ] Yes    [ ] No
6.      Do you know of any other impairment now existing in your health or physical condition? _____________   [ ] Yes    [ ] No
7.      Have you been examined or treated by a doctor during the past three years? _________________________   [ ] Yes    [ ] No
8.      Height                             Weight
              ______________________________     _________________________________
9.      Have you ever been treated or counseled for alcoholism, used marijuana, LSD, or heroin? ____________   [ ] Yes    [ ] No
10.     Are you a Pilot or Student Pilot? __________________ How many solo hours flown? ____________________   [ ] Yes    [ ] No

Details of "Yes" Answers

  QUES.       FAMILY     DISEASE, SYMPTOM, INJURY, ETC.  DATES  DURATION  NO. OF          NAME AND ADDRESS OF
   NO.        MEMBER                                                      ATTACKS  ATTENDING PHYSICIANS AND HOSPITAL
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
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QUES.         FAMILY     OTHER INFORMATION
NO.           MEMBER

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

AUTHORIZATION: I hereby authorize any licensed physician, medical practitioner, hospital, clinic or other medical or medically related facility, insurance company, the Medical Information Bureau or other organization, institution or person that has any records or knowledge of me or my health (or of my spouse or children, if they are included in the coverage applied for), to give to the PFL Life Insurance Company, or its reinsurers, any such information. A photographic copy of this authorization shall be as valid as the original. This authorization shall be valid, from the date signed below for a period of two years.

I UNDERSTAND THAT PROCEEDS BASED ON THE PERFORMANCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.
RECEIPT OF A CURRENT PROSPECTUS IS HEREBY ACKNOWLEDGED.

Dated at __________________________________________                _________________________________________________________
                                                                                Signature of Proposed Insured
This _______ day of _______________________, 19______
                                                                   _________________________________________________________
Licensed Agent ______________________ No. ___________              Signature if Other Than Insured  [ ] Owner    [ ] Parent

Licensed Agent ______________________ No. ___________              _________________________________________________________
                                                                           Signature of Spouse of Proposed Insured
G.A. No. _____________ Supervisor No. ________________
                                                                  Total Amount Paid:  $__________________ [ ] Cash [ ] Check
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AGENT'S REPORT Is this insurance being purchased to replace any existing life insurance or annuity?   [ ] Yes     [ ] No
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

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

                           PFL LIFE INSURANCE COMPANY
                4333 Edgewood Road NE  Cedar Rapids, Iowa 52499
                                     IMPORTANT:  READ BOTH SIDES OF THIS RECEIPT
                                    RECEIPT
             ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY
        DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK
Received from ________________________________ this ________ day of
________________, 19____ the sum of $____________

in connection with the application with PFL LIFE INSURANCE COMPANY. You understand and agree that the insurance shall be effective on the date of the application, or the date of performance of any medical examination required by PFL LIFE INSURANCE COMPANY, whichever is later, or any later date required by the applicant to the provisions on the reverse side of this receipt.

LIABILITY LIMITS. The insurance which may take effect under this receipt before the policy is delivered shall not exceed: (a) the amount applied for, or (b) $250,000, whichever is smaller, less all other sums payable to the Company for the death of the proposed insured under any other receipt pending application. If a proposed insured is not yet 15 days old or is more than 60 years old, no insurance shall take effect until the policy is delivered.

If the insurance is not approved, a full refund of the amount shown above will be made upon surrender of this receipt.
Type of policy
________________________________________________________________________________

____________________________________   ________________________________________
     Signature of Applicant            Signature of Agent
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
FAIR CREDIT REPORTING PRE-NOTICE (DETACH AND KEEP WITH RECORDS)

A routine investigative consumer report may possibly be made regarding your general reputation, character, mode of living and personal characteristics. This information may be obtained through personal interviews with your friends, neighbors and associates. Should you desire additional information on the nature and scope of such a report, you may write the Underwriting Department, PFL Life Insurance Company, P. O. Box 1447, Cedar Rapids, Iowa 52406.

Information regarding your insurability will be treated as confidential. PFL Life Insurance Company or its reinsurers may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another bureau member for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its files.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. (Medical information will be disclosed only to the attending physician). If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office box 105, Essex Station, Boston, Massachusetts 02122, telephone number (617) 426-3660.

PFL Life Insurance Company or its reinsurers may also release information in this file to other life insurance companies to whom you may apply for life or health insurance or to whom a claim for benefits may be submitted.

                             CONDITION OF COVERAGE.
1. If all of the following conditions have been met, then insurance will go into force on the effective date subject to the liability limits shown on the reverse side and subject to the conditions of the policy applied for. The conditions of coverage are that:
(a) the full first premium on the premium mode selected for the policy and benefits applied for (including any extra premium for occupation, aviation or sport) is paid when the application is signed; and
(b) each proposed insured has completed any required medical examinations or diagnostic tests, and
(c) each proposed insured is on the effective date insurable and acceptable to the Company under its rules, limits and underwriting standards for the plan and for the amount applied for without modification and at the rate of premium paid. If insurance does not take effect, under these exact conditions, then no insurance shall take effect unless a policy is delivered to and accepted by the applicant, and the full first premium paid before any change in the insurability of any proposed insured since the date of this application.
2. The "Effective Date" is the latest of: (a) the date the Application part 1, or (b) the date all required medical examinations or diagnostic tests are completed, or (c) the date of issue, if any, requested in the application.
3. If insurance does not take effect as provided in this receipt, or if the sum receipted for herein is less than the full first premium on the premium mode selected and for the policy applied for, the Company's only liability shall be to accept this receipt as cash toward payment on the first premium on any policy issued under the application, or return the amount paid if no policy is issued.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _